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                                                                    EXHIBIT 99.1

        STATEMENT OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
                            UNDER 18 U.S.C. ss. 1350

     We, Charles E. Ramey, the chief executive officer of US Dataworks, Inc. (the "Company"), and John S. Reiland, the chief financial officer of the Company, certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to the best of our knowledge,

     (i) the Annual Report of the Company on Form 10-KSB/A, Amendment No. 2 to Form 10-KSB, for the period ended March 31, 2002 (the "Report"), fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and

     (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     Dated:  June 10, 2003

                                                     /S/ Charles E. Ramey
                                                     --------------------
                                                     Charles E. Ramey
                                                     Chief Executive Officer

                                                     /S/ John S. Reiland
                                                     -------------------
                                                     John S. Reiland
                                                     Chief Financial Officer

     A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO US DATAWORKS, INC. AND WILL BE RETAINED BY US DATAWORKS, INC. AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.